UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-KA

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 1, 2012

TELULAR CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

311 South Wacker Drive, Suite 4300, Chicago, Illinois	60606-6622
(Address of Principal Executive Offices)	(Zip Code)

(312) 379-8397
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 1, 2012, Telular purchased 100% of the capital stock of SkyBitz, Inc. (“SkyBitz”). SkyBitz provides mobile resource management solutions focusing on over-the-road tracking via satellite. SkyBitz’s satellite-based technology provides real-time visibility of many asset types, including truck trailer, intermodal containers, sea-going containers, rail cars, power generators and rental equipment.  The purchase will be accounted for using the purchase method. Under the terms of the agreement, Telular paid approximately $45 million comprised of approximately $36 million in cash and 1,000,024 shares of Telular’s common stock, valued at approximately $9 million. The cash portion of the consideration will be funded with a $30 million five year term loan from Silicon Valley Bank (“SVB”) and approximately $6 million from Telular’s cash on hand.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 2.01 of this Report is hereby incorporated by reference into this Item 2.03. Simultaneous with the acquisition of SkyBitz on February 1, 2012, Telular executed the Second Amended and Restated Loan and Security Agreement with SVB (the “Second Amended Loan Agreement”).  Under the Second Amended Loan Agreement, Telular borrowed $30,000 in the form of a term loan which was applied as a potion of the cash consideration for the acquisition of SkyBitz. The term loan matures on February 1, 2017, the 5th anniversary of the amendment.  The loan requires quarterly payments of interest and principal, with annual principal amortization of 10%, 15%, 20%, 20% and 25% in each of the first five years, respectively, with the final 10% due on the maturity date.  At the closing of the SkyBitz acquisition, the interest rate was 3.1%. At the option of Telular, interest will be incurred based on a rate ranging from 2.25% to 2.75% (depending on the calculation of the senior leverage ratio) above the published LIBOR rates, or at a rate of .25% to .75% above the Prime interest rate.  The Second Amended Loan Agreement requires Telular to comply with certain financial covenants such as maintaining a maximum senior leverage ratio and a minimum fixed charge coverage ratio.  The loan is secured is secured by substantially all of the assets of Telular.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure provided in Item 2.01 of this Report is hereby incorporated by reference into this Item 3.02. The issuance of the shares of company Common Stock in the acquisition was made to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and such shares were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act of 1933.

The certificates representing the shares of Common Stock to be issued in connection with the acquisition will contain a legend to the effect that such shares are not registered under the Securities Act and may not be sold or transferred except pursuant to a registration statement which has become effective under the Securities Act or pursuant to an exemption from such registration.  The Company intends to file a resale registration statement to register the resale of the shares issued on Form S-3 as soon as practicable.

Item 9.01	Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired.

        To be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)        Pro Forma Financial Information

        To be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2012	TELULAR CORPORATION

/s/ Jonathan Charak
Jonathan Charak
Chief Financial Officer